Investor Fact Sheet
Ticker Symbol: NASDAQ: CEMI
www.chembio.com

Business Summary & Investment Highlights
Chembio Diagnostics, Inc., (Chembio), through its wholly-owned subsidiary Chembio Diagnostic Systems, Inc. develops, manufactures, licenses and markets point-of-care testing (POCT) products.  Chembio created and patented a new revolutionary technology called Dual Path Platform (DPP®). The technology is addressing critical market requirements in the infectious diseases testing market and other growing markets. Products under development, both OEM and branded, are anticipated to create significant new revenue streams that will add to Chembio's core business of rapid HIV tests.
•	Ten Consecutive Years of Double Digit Revenue Growth and Five Consecutive Years of Profitability.
•	Strategy is to create core business of public health products to be complemented by OEM and selected out-licensing opportunities.
•	Robust pipeline of POCT products for infectious diseases based on Chembio's patented DPP® technology.
•
Products developed on DPP® platform include oral fluid HIV test approved by FDA in December 2012.   Unique multiplex HIV-Syphilis test will be submitted and undergo US FDA regulatory evaluations in 2014.  Several other products and collaborations in pipeline.

•	Commercial Activities in North America, South America, Europe, Africa and Asia Ongoing to Address Growing Global Market for POCTs
Selected Financial Information
Stock Information
Ticker Symbol: NASDAQ: CEMI
Price 02/28/2014:   $3.80
52 Week High:     $5.70
52 Week Low:   $2.98
Outstanding Shares (MM): 9.32
Market Capitalization (MM): $35.43
Fully Diluted (FD) Shares (MM): 9.99
Management Holding-FD (MM): 1.51
Average Daily Vol. (3 Mos):  47,000

Major Beneficial Holders Beneficial Shares Owned (MM)
Lawrence Siebert: 820
Wellington Management Company, LLP: 671  as of 12/31/12
Norman H. Pessin: 450

Balance Sheet Data ($000s)	Dec'13	Dec.'12
Cash	$9,650	$2,952
Accts. Receivable	4,592	4,821
Inventories	3,189	2,488
Other Current Assets	1,100	747
Total Current Assets	18,531	11,008
Net Fixed Assets	1,978	1,428
Other Assets	3,978	4,899
Total Assets	24,487	17,335
Total Current Liab.	4,310	3,378
Total Other Liab.	-	82
Total Liabilities	4,310	3,460
Stockholders' Equity	20,177	13,875
Total Liabilities & Stockholders' Equity	$24,487	$17,335

See Graphics

Quarter/Year Ended		For the Years Ended
$(000s	)	2013	2012	2011	2010	2009
Total Revenues		$29,550	$25,611	$19,388	$16,705	$13,834
Cost of sales		17,249	14,821	9,998	8,604	7,974
Gross Profit		12,301	10,790	9,390	8,101	5,860
		41.6%	42.1%	48.4%	48.5%	42.4%
R&D Expense		5,834	4,486	4,878	2,586	2,884
SG&A Expense		5,461	4,852	3,424	2,941	2,659
Operating Income (Loss)		1,006	1,452	1,088	2,574	317
Other Inc. (Expense)		13	(1)	(12)	(15)	(8)
Net Income (Loss)		1,019	1,451	1,076	2,559	309
Inc Tax (Ben.) Prov.		487	509	(5,133)	-	-
Net Income (Loss)		$532	$942	$6,209	$2,559	$309
Net Income (Loss) - per Share		$0.06	$0.11	$0.73	$0.29	$0.03
Wt. Avg. No. Shares (Millions)		9.520	8.615	8.556	8.865	9.380
Working capital		$14,221	$7,630	$6,134	$4,560	$1,494
Total assets		24,487	17,335	15,486	9,086	6,315
Total liabilities		4,310	3,460	2,991	3,277	3,227
Equity		20,177	13,875	12,495	5,809	3,088

Chembio Diagnostics, Inc.	Investor Relations	Company Contact
3661 Horseblock Road	Vida Strategic Partners	Susan Norcott
Medford, NY 11763	Stephanie C. Diaz	631-924-1135 x125
Ph. 631-924-1135	(415) 675-7401	snorcott@chembio.com
Fax 631-924-2065	sdiaz@vidasp.com
www.chembio.com

PAGE 2 – See Graphics

DPP® Technology
Competitive Advantages For POC Testing

• Improved Sensitivity - enabled by more efficient binding method
• Easier Multiplexing - due to even and direct distribution of sample to multiple test lines
• Enhanced Sample Control - as result of independent sample migration path
• Clearer Results - efficient binding allows for improved functionality of instruments for reading and reporting of qualitative or quantitative results

Chembio's Dual Path Platform (DPP®) Patented in 2007  (see graphic)

Chembio's Lateral Flow Rapid HIV Tests Marketed Exclusively in the USA by Alere North America, Inc.

Senior Management Team
Lawrence A. Siebert, Chairman & CEO, over 25 years of management and financing experience
Richard J. Larkin, CFO, over 25 years of operational and financial experience
Javan Esfandiari, SVP R&D, over 15 years of experience in development of in-vitro point-of- care products
Sharon Klugewicz, COO, over 20 years of experience with Pall Corp.

Independent Members of Board of Directors
Katherine Davis - Former Lieutenant Governor and numerous other leadership positions for the State of Indiana; former senior executive of Cummins, Inc. (NYSE:CMI)
Dr. Gary Meller - Broad experience in medical and information technology and pharmaceutical product development
Dr. Barbara DeBuono – Former New York Commissioner of Health and Rhode Island Director of Health; other positions in domestic and international medical services
Dr. Peter Kissinger – Has founded and/or led 3 biotechnology and/or biomedical technology companies, including a publicly-traded NASDAQ company

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements, the accuracy of which is subject to risks and uncertainties. Please refer to Chembio Diagnostic's Inc. most recent Form 10-K and Forms 10-Q for additional information about the Company and related risks. –March 2014